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                                                                   Exhibit 99.3

                 Consent of Person About to Become a Director

   Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I, Richard A. Kay, hereby consent to be named as a person about to become a director of Legato Systems, Inc. in the Registration Statement on Form S-4 dated March 15, 2002.


                                                        /s/  RICHARD A. KAY
                                                   -----------------------------
                                                          Richard A. Kay

March 15, 2002